MEDIA CONTACT: Amy Lou, (852) 2622 2891; yelq@abqqs.com

ABQQ Announces Received $1.5 M Free of Interest Unsecured Loan from CEO

NEW YORK, September 25, 2023 (X @ABIntlGroup) -- AB International Group Corp. (OTC: ABQQ), an intellectual property (IP) and movie investment and licensing firm, today announces on September 20, 2023, the Company completely received $1.5m free of interest and free of charge unsecured loan from CEO. It's the inconvertible loan and no repayment schedule. The funds purpose is use for the company continue achieving its business goals only.

About AB International Group Corp.

AB International Group Corp. is an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property. We are engaged to acquisition and distribution of movies. The Company engages operation movie theaters in NY into nationwide (www.abcinemasny.com). The online service will be marketed and distributed in the world under the brand name ABQQ.tv.

For additional information visit www.abqqs.com; www.abcinemasny.com and www.ABQQ.tv.

Forward-Looking Statements

This press release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to changes to the Company's management team and statements relating to the Company's transformation, financial and operational performance including the acceleration of revenue and margins, and the Company's overall strategy. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in AB International Group markets as well as the other risks detailed in company filings with the Securities and Exchange Commission. AB International Group undertakes no obligation to update any statements in this press release for changes that happen after the date of this release. ###